UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West

San Antonio, Texas 78257

(Address of principal executive offices)

(210) 918-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On April 25, 2017, NuStar Energy L.P. (the “Partnership”), Riverwalk Logistics, L.P. (the “General Partner”) and NuStar GP, LLC (“NuStar GP”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Partnership agreed to sell 14,000,000 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Preferred Units”) at a price to the public of $25.00 per Preferred Unit. Closing of the issuance and sale of the Preferred Units is scheduled for April 28, 2017. Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase up to an additional 1,400,000 Preferred Units on the same terms and conditions as the Firm Units, which option was exercised in full on April 27, 2017. The Partnership will receive net proceeds from the offering of approximately $372.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership. The Partnership expects to use the net proceeds of the offering, together with the proceeds from the Partnership’s recent common unit offering and recent senior notes offering, to fund the purchase price and related fees and expenses of the Partnership’s previously announced acquisition of Navigator Energy Services, LLC (the “Acquisition”). Pending such use, the Partnership intends to hold the net proceeds of the offering of the Preferred Units as cash.

The offering of the Preferred Units has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective registration statement on Form S-3 (Registration No. 333-212338) of the Partnership (the “Registration Statement”), and the prospectus supplement dated April 25, 2017, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act.

The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Preferred Units are subject to approval of certain legal matters by counsel to the Underwriters and other customary conditions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Eighth Supplemental Indenture

On April 28, 2017, NuStar Logistics, L.P. (“NuStar Logistics”), a wholly owned subsidiary of the Partnership, successfully completed the issuance and sale of $550 million in aggregate principal amount of its 5.625% Senior Notes due 2027 (the “Notes”). The Notes are guaranteed on a full and unconditional basis by each of the Partnership and NuStar Pipeline Operating Partnership L.P. (“NuPOP”), also a wholly owned subsidiary of the Partnership. The Notes were registered under the Securities Act, pursuant to the Registration Statement.

The Notes are governed by an Indenture dated as of July 15, 2002 (the “Original Indenture”), as amended and supplemented by the Third Supplemental Indenture, dated as of July 1, 2005 (the “Third Supplemental Indenture”), by and among NuStar Logistics, the Partnership, NuPOP and The Bank of New York Trust Company, N.A. as trustee (the Original Indenture, as so amended and supplemented by the Third Supplemental Indenture, the “Senior Indenture”), as further amended and supplemented by the Eighth Supplemental Indenture dated as of April 28, 2017 by and among NuStar Logistics, the Partnership, NuPOP and Wells Fargo Bank, National Association, as successor trustee (the “Eighth Supplemental Indenture”). The Senior Indenture, as amended and supplemented by the Eighth Supplemental Indenture, is referred to herein as the “Indenture.”

Interest on the Notes will accrue from April 28, 2017 and is payable semi-annually on April 28 and October 28 of each year, beginning October 28, 2017. The Notes will mature on April 28, 2027.

Prior to April 28, 2027, NuStar Logistics may, at its option, redeem all or part of the Notes at any time at a price equal to the greater of 100% of the principal amount of the Notes then outstanding to be redeemed, or at a make-whole price, in each case plus accrued and unpaid interest. In addition, on or after January 28, 2027, NuStar Logistics may redeem the Notes at a price equal to 100% of the principal amount of Notes to be redeemed plus accrued and unpaid interest to the redemption date.

Furthermore, if the purchase agreement related to the Acquisition is terminated prior to the consummation of the Acquisition or the Acquisition is not consummated on or before August 31, 2017 (in either case, a “Mandatory Redemption Event”), NuStar Logistics will redeem all and not less than all of the Notes then outstanding, at a redemption price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date (the “Special Redemption Price”). In addition, if at any time NuStar Logistics determines that a Mandatory Redemption Event is likely to occur, then NuStar Logistics may, at its option, redeem all and not less than all of the Notes then outstanding at the Special Redemption Price.

The Indenture does not restrict NuStar Logistics or its subsidiaries from incurring additional indebtedness, paying distributions on its equity interests or purchasing or redeeming its equity interests, nor does it require the maintenance of any financial ratios or specified levels of net worth or liquidity.

The Notes are NuStar Logistics’ senior unsecured obligations and rank equally in right of payment with all of NuStar Logistics’ existing and future unsecured senior indebtedness and senior to its existing and future subordinated indebtedness. The Notes are irrevocably and unconditionally guaranteed on a senior unsecured basis by the Partnership and NuPOP, jointly and severally. The guarantee by the Partnership ranks equally in right of payment to all of the Partnership’s existing and future unsecured and unsubordinated indebtedness and senior to its existing and future subordinated indebtedness. The guarantee by NuPOP ranks equally in right of payment to all of NuPOP’s existing and future unsecured and unsubordinated indebtedness and senior to its existing and future subordinated indebtedness.

The Indenture contains covenants that will limit the ability of NuStar Logistics, and its subsidiaries, to, among other things, create liens or enter into sale-leaseback transactions, consolidations, mergers or asset sales.

If a change of control (as described below) occurs, then each holder of the Notes will have the right to require NuStar Logistics to repurchase all or a portion of that holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest to the date of repurchase.

Under the Indenture, a change of control means an occurrence of one of the following events:

•	the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of (i) all or substantially all of NuStar Logistics’ assets and the assets of its subsidiaries taken as a whole or (ii) all of the assets of the Partnership and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)), which is followed by a decrease in the rating of the Notes by both Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. by one or more gradations of the Notes (a “Ratings Decline”) within 60 days;

•	the adoption of a plan relating to NuStar Logistics’ or the Partnership’s liquidation or dissolution, or the removal of (i) NuStar Logistics’ general partner by NuStar Logistics’ limited partners, (ii) the General Partner by Partnership’s limited partners, or (iii) the general partner of the General Partner by the limited partners of the General Partner; or

•	the consummation of any transaction (including, without limitation, any merger or consolidation) which results in that person (as that term is used in Section 13(d)(3) of the Exchange Act), other than NuStar GP Holdings, LLC (“NuStar GP Holdings”), the Partnership and each person that is a direct or indirect subsidiary of NuStar GP Holdings or the Partnership, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of NuStar Logistics, NuStar Logistics’ general partner, the Partnership, the General Partner or the general partner of the General Partner, in each case measured by voting power rather than number of shares, units or the like, which occurrence is followed by a Ratings Decline within 60 days thereafter.

Events of default under the Indenture include:

•	failure to pay interest on the Notes for 30 days;

•	failure to pay the principal of or any premium on the Notes when due;

•	failure to perform any other covenant or warranty in the Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is specifically dealt with in the Indenture or which has expressly been included in the Indenture solely for the benefit of another series of securities) that continues for 60 days after written notice is given to NuStar Logistics by the Trustee or to NuStar Logistics and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes, specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

•	certain events of bankruptcy, insolvency or reorganization of NuStar Logistics;

•	failure to comply for 90 days with the repurchase provisions described in connection with a change of control; or

•	failure to pay any indebtedness of NuStar Logistics for borrowed money in excess of $50 million, whether at stated maturity (after the expiration of any applicable grace periods) or upon acceleration and maturity thereof, if such indebtedness is not discharged, or such acceleration is not annulled, within 10 days after written notice is given to NuStar Logistics by the Trustee or to NuStar Logistics and the Trustee by the holders of at least 25% in outstanding principal amount of the Notes, specifying such default and requiring it to be remedied, and stating that such notice is a “Notice of Default” under the Indenture.

If an event of default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the entire principal of, and accrued but unpaid interest, if any, on all the Notes to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Notes can rescind the declaration. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the entire principal amount of the Notes shall be due and payable immediately without further action or notice.

The description of the Indenture contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Indenture, the Third Supplemental Indenture and the Eighth Supplemental Indenture, incorporated by reference herein from Exhibits 4.2, 4.3 and 4.4, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2017, the Partnership executed the Fifth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. (the “Partnership Agreement”) for the purpose of defining the preferences, rights, powers and duties of holders of the Preferred Units in connection with the offering of Preferred Units that closed on April 28, 2017. The Partnership Agreement also incorporates the amendments described below under “—IDR Waiver.”

Series B Preferred Units

The Preferred Units rank senior to the Partnership’s common units with respect to the payment of distributions and distribution of assets upon liquidation, dissolution and winding up. The Preferred Units have no stated maturity and are not subject to mandatory redemption or any sinking fund and will remain outstanding indefinitely unless repurchased or redeemed by the Partnership or converted into its common units in connection with a change of control.

Holders of Preferred Units issued in the offering will be entitled to receive, when, as and if declared by the General Partner, out of legally available funds for such purposes, quarterly cumulative cash distributions. Distributions on Preferred Units will be cumulative from the date of issue and payable quarterly on the 15th day of each of March, June, September and December, commencing September 15, 2017. Distributions on the Preferred Units will be payable from and including the date of original issue to, but not including, June 15, 2022, at a rate equal to 7.625% per annum of the $25.00 stated liquidation preference per unit (equal to $1.90625 per unit per annum). On and after June 15, 2022, distributions on the Preferred Units will accumulate at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 5.643%.

At any time on or after June 15, 2022, the Partnership may, at its option, redeem the Preferred Units, in whole or in part, from any source of funds legally available for such purpose, by paying $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption, whether or not declared. In addition, the Partnership may redeem the Preferred Units following certain changes of control, as well as at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a rating event, each as described in the Partnership Agreement. If the Partnership does not exercise the option to redeem following a change of control, then the holders of the Preferred Units have the option to convert the Preferred Units into a number of common units per Preferred Unit as set forth in the Partnership Agreement. If the Partnership exercises its redemption rights relating to any Preferred Units following a change of control, the holders of those Preferred Units will not have the conversion right described above with respect to the Preferred Units called for redemption.

Holders of Preferred Units will have only limited voting rights with respect to potential amendments to the Partnership Agreement that have a material adverse effect on the existing terms of the Preferred Units and in certain other limited circumstances or as required by law.

IDR Waiver

The Partnership Agreement also provides for a waiver of quarterly distributions made to the General Partner, as holder of the Partnership’s incentive distribution rights (“IDRs”), by the amount equal to the excess in available cash attributable to any common units of the Partnership issued from the date of the purchase agreement related to the Acquisition through the end of the ten consecutive quarter period anticipated to begin with the distribution in respect of the second quarter of 2017, subject to an aggregate cap of $22.0 million. If for any reason the Acquisition is not consummated, the waiver of distributions on the IDRs will not become effective.

The description of the Partnership Agreement contained in this Item 5.03 is qualified in its entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 25, 2017, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the Underwriters named therein.

3.1	Fifth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P.

4.1	Specimen Unit Certificate for the Series B Cumulative Redeemable Perpetual Preferred Units (attached as Exhibit C to the Fifth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. filed as Exhibit 3.1 hereto).

4.2*	Indenture, dated as of July 15, 2002, among Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and The Bank of New York, as Trustee, relating to Senior Debt Securities (incorporated by reference to Exhibit 4.1 to NuStar Energy L.P.’s Current Report on Form 8-K filed July 15, 2002 (File No. 001-16417)).

4.3*	Third Supplemental Indenture, dated as of July 1, 2005, to Indenture dated as of July 15, 2002, as amended and supplemented, among Valero Logistics Operations, L.P., Valero L.P., Kaneb Pipe Line Operating Partnership, L.P., and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.02 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 001-16417)).

4.4	Eighth Supplemental Indenture, dated as of April 28, 2017, among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Guarantor, NuStar Pipeline Operating Partnership L.P., as Affiliate Guarantor, and Wells Fargo Bank, National Association, as Successor Trustee.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Preferred Units.

5.2	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Notes.

8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters.

23.1	Consents of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1).

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: April 28, 2017	By:		/s/ Amy L. Perry
Name: Amy L. Perry
Title: Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 25, 2017, by and among NuStar Energy L.P., Riverwalk Logistics, L.P., NuStar GP, LLC and the Underwriters named therein.

3.1	Fifth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P.

4.1	Specimen Unit Certificate for the Series B Cumulative Redeemable Perpetual Preferred Units (attached as Exhibit C to the Fifth Amended and Restated Agreement of Limited Partnership of NuStar Energy L.P. filed as Exhibit 3.1 hereto).

4.2*	Indenture, dated as of July 15, 2002, among Valero Logistics Operations, L.P., as Issuer, Valero L.P., as Guarantor, and The Bank of New York, as Trustee, relating to Senior Debt Securities (incorporated by reference to Exhibit 4.1 to NuStar Energy L.P.’s Current Report on Form 8-K filed July 15, 2002 (File No. 001-16417)).

4.3*	Third Supplemental Indenture, dated as of July 1, 2005, to Indenture dated as of July 15, 2002, as amended and supplemented, among Valero Logistics Operations, L.P., Valero L.P., Kaneb Pipe Line Operating Partnership, L.P., and The Bank of New York Trust Company, N.A. (incorporated by reference to Exhibit 4.02 to NuStar Energy L.P.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (File No. 001-16417)).

4.4	Eighth Supplemental Indenture, dated as of April 28, 2017, among NuStar Logistics, L.P., as Issuer, NuStar Energy L.P., as Guarantor, NuStar Pipeline Operating Partnership L.P., as Affiliate Guarantor, and Wells Fargo Bank, National Association, as Successor Trustee.

5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Preferred Units.

5.2	Opinion of Andrews Kurth Kenyon LLP regarding legality of the Notes.

8.1	Opinion of Andrews Kurth Kenyon LLP regarding tax matters.

23.1	Consents of Andrews Kurth Kenyon LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1).

*	Incorporated by reference.